Exhibit 21.1

SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Incorporation/ Formation
Tulsa Inspection Resources PUC, LLC	Delaware
Cypress Energy Partners, LLC	Delaware
Cypress Energy Partners – Pecos SWD, LLC	Delaware
Cypress Energy Partners – Orla SWD, LLC	Delaware
Cypress Energy Partners – Williams SWD, LLC	Delaware
Cypress Energy Partners – Bakken, LLC	Delaware
Cypress Energy Partners – Texas, LLC	Texas
Cypress Energy Services, LLC	Delaware
Cypress Energy Partners – Mountrail SWD, LLC	Delaware
Cypress Energy Partners – SBG, LLC	Delaware
Cypress Energy Partners – Tioga SWD, LLC	North Dakota
Cypress Energy Partners – Manning SWD, LLC	North Dakota
Cypress Energy Partners – Grassy Butte SWD, LLC	North Dakota
Cypress Energy Partners – 1804 SWD, LLC	North Dakota
Cypress Energy Partners – Green River SWD, LLC	North Dakota
Cypress Energy Partners – Mork SWD, LLC	Delaware
CF Inspection Management, LLC	Wyoming
Tulsa Inspection Resources, LLC	Delaware
Tulsa Inspection Resources Holdings, LLC	Delaware
Tulsa Inspection Resources – Nondestructive Examination, LLC	Delaware
Tulsa Inspection Resources – Canada, ULC	Alberta
Foley Inspection Services, ULC	Alberta